General Steel Holdings Announces Record Third Quarter 2007 Financial Results

BEIJING, Nov. 14, 2007 /Xinhua-PRNewswire-FirstCall/ -- General Steel Holdings, Inc. ("General Steel") (“The Company”) (AMEX: GSI), one of China's leading non-state owned steel products producer; today announced its results for the third quarter which ended September 30, 2007.

Financial Highlights
•	Revenue increased 636% to $345.4 million
•	Net Income increased to $8.0 million, or $0.25 in EPS
•	YTD Revenues reached $504 million, Net Income of $10.4 million and $0.33 in EPS

Achievements
•	Approved for listing on American Stock Exchange
•	Received tax rate reduction for Longmen Joint Venture
•	Longmen Joint Venture acquired controlling interest in two companies

“As the first full quarter of reporting for all three of our subsidiaries, we are indeed happy to deliver to our investors record revenue and profit results. This is a strong confirmation to us that our aggregation strategy in the China steel industry is yielding significant fruit” state Henry Yu, CEO and Chairman of General Steel. He further commented, “We were also pleased this quarter to receive qualification approval from the National Development Reform Commission (NDRC) for the “Go West” special tax treatment lowering our effective tax rate at the Longmen Joint Venture from 33% to 15%. A capstone event of the quarter was our approval to list on the American Stock Exchange. All-in-all, we are very pleased to offer our shareholders the results of this quarter.”

Third Quarter Financial Results

Note: This is the first full quarter of reporting for the Longmen Joint Venture and the Baotou Steel Pipe Joint Venture.

Net sales for the third quarter of 2007 increased 636% to $345.4 million compared to $47.0 million for the same quarter in 2006. The Company produced and shipped 814,456 tons in aggregate, representing a 641% increase compared to 109,912 tons during the third quarter of 2006. Cost of sales for the three months ended September 30, 2007 increased 604% to $319.5 million compared to $45.4 for the same period in 2006.
Quarterly gross profit for the third quarter of 2007 was $25.9 million, an increase of approximately 1566% or $24.3 million from $1.6 million for the same period last year. Gross margins increased to 7.5% from 3.3% for the third quarter of 2007 and 2006 respectively. Selling, general and administrative expenses were $6.8 million for the three months ended September 30, 2007, compared to $0.61 million for the same period of 2006. Net income for the 2007 third quarter increased significantly to $8.0 million, representing earnings per share of $.25, from $0.18 million in net income, or $.01 per share during the third quarter of 2006.

Nine Month Financial Results

Net sales increased approximately 420% to $504.2 million for nine months ended September 30, 2007, as compared to $97 million for the same period last year. Gross profit for the nine months ended September 30, 2007 was approximately $35.7 million, an increase of 692% or $31.2 million from $4.5 million for the same period last year. Gross profit margin increased to 7.1 percent from 4.7 percent for the nine months ended September 30, 2007 and 2006. Operating income for the nine months ended September 30, 2007 was $25.4 million, increased more than ten-fold from the $2.3 million reported in the same period of 2006. Net income was $10.4 million for the nine months that ended September 30, 2007, compared with $0.52 million in the same period last year, an increase of $9.9 million, or approximately 1899%. This equated to earnings of $.33 per share compared to $.02 per share for the first nine months of 2006.

"We have reached a true inflection point in our business, which is the culmination of hard work, prudent planning and solid execution on behalf of our entire organization. “The underlying growth dynamics and fundamentals in the steel industry provide further confirmation that our business model, of finding solid cash constrained steel companies with strong management, is not only sustainable, but scalable. We have confidence in our ability to deliver significant growth on a go forward basis as we identify and capitalize on these accretive transactions and continue to derive the economic benefits of full integration on our completed joint ventures,” Mr. Yu concluded.

Conference Call

Management will host a conference call to discuss its third quarter 2007 financial results at 9:00 a.m. EST on Thursday, November 15, 2007. To access the conference call, dial 800-860-2442, pass code for ALL callers: General Steel Earnings Call. This call is being webcast by MultiVu a PR Newswire Company and can be accessed by clicking on this link http://www.videonewswire.com/event.asp?id=43996.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., headquartered in Beijing, operates a diverse portfolio of Chinese steel companies. With 3 million tons aggregate production capacity, its companies serve various industries and produce a variety of steel products including reinforced bar (rebar), hot-rolled carbon and silicon sheet and spiral-weld pipe. The Company has steel operations in Shaanxi province (central China), Inner Mongolia autonomous region (northwest China) and Tianjin municipality (northeast China).

Information Regarding Forward-Looking Statements

Certain statements in this news release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements which will be made are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company's Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Financial Statements

GENERAL STEEL HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

ASSETS
	September 30,	December 31,
	2007	2006
	(Unaudited)
CURRENT ASSETS:
Cash	$6,781,439	$6,831,549
Restricted cash	10,073,014	4,231,523
Accounts receivable, net of allowance for doubtful accounts of $142,694 and $137,132 as of September 30, 2006 and December 31, 2006, respectively	18,522,393	17,095,718
Accounts receivable - related parties	12,436,638	--
Notes receivable	14,816,424	537,946
Other receivables	2,246,237	268,784
Other receivables - related parties	1,334,000	850,400
Inventories	74,116,266	12,489,290
Advances on inventory purchases	60,350,015	2,318,344
Advances on inventory purchases - related parties	24,662,603	--
Prepaid expenses - current	470,166	46,152
Total current assets	225,809,195	44,669,706

PLANT AND EQUIPMENT, net	207,347,239	26,606,594

OTHER ASSETS:
Advances on equipment purchases	211,431	--
Prepaid expenses - non current	846,755	740,868
Intangible assets - land use right, net of accumulated amortization	21,324,413	1,804,440
Total other assets	22,382,599	2,545,308

Total assets	$455,539,033	$73,821,608

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$96,096,557	$3,001,775
Accounts payable - related parties	725,131	--
Short term loans - bank	76,267,448	30,284,686
Short term loans - others	37,151,900	--
Short term loans - related parties	19,376,350	--
Short term notes payable	41,247,280	8,153,520
Other payables	6,650,517	355,142
Other payable - related parties	15,461,042	--
Accrued liabilities	7,936,729	1,064,012
Customer deposits	50,909,808	1,093,602
Deposits due to sales representatives	1,795,297	2,051,200
Taxes payable	16,760,169	5,391,602
Investment payable	6,403,200	--
Distribution payable to minority shareholder	2,744,676	--
Shares subject to mandatory redemption	--	2,179,779
Total current liabilities	379,526,104	53,575,318

MINORITY INTEREST	36,582,894	6,185,797

SHAREHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 and 0 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	3,093	--
Common Stock, $0.001 par value, 200,000,000 shares authorized, 34,564,665 and 32,426,665 shares (including 1,176,665 redeemable shares) issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	34,565	31,250
Paid-in-capital	22,857,207	6,871,358
Retained earnings	13,154,645	4,974,187
Statutory reserves	1,107,010	1,107,010
Accumulated other comprehensive income	2,273,515	1,076,688
Total shareholders' equity	39,430,035	14,060,493

Total liabilities and shareholders' equity	$455,539,033	$73,821,608

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER
COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER
30, 2007 AND 2006
(Unaudited)

	Three months ended September 30,
	2007	2006

REVENUES	$345,384,337	$46,957,797

COST OF SALES	319,494,586	45,404,450

GROSS PROFIT	25,889,751	1,553,347

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,795,307	605,801

INCOME FROM OPERATIONS	19,094,444	947,546

OTHER EXPENSE, NET	2,916,768	623,105

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	16,177,676	324,441

PROVISION FOR INCOME TAXES	2,025,389	--

NET INCOME BEFORE MINORITY INTEREST	14,152,287	324,441

LESS MINORITY INTEREST	6,151,792	144,644

NET INCOME	8,000,495	179,797

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	374,568	222,417

COMPREHENSIVE INCOME	$8,375,063	$402,214

WEIGHTED AVERAGE NUMBER OF SHARES	32,343,332	31,250,000

EARNING PER SHARE, BASIC AND DILUTED	$0.25	$0.01

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER
COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER
30, 2007 AND 2006
(Unaudited)

	Nine months ended September 30,
	2007	2006

REVENUES	$504,247,052	$96,998,657

COST OF SALES	468,510,928	92,486,613

GROSS PROFIT	35,736,124	4,512,044

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10,269,918	2,155,612

INCOME FROM OPERATIONS	25,466,206	2,356,432

OTHER EXPENSE, NET	4,378,586	1,370,798

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	21,087,620	985,634

PROVISION FOR INCOME TAXES	3,359,271	--

NET INCOME BEFORE MINORITY INTEREST	17,728,349	985,634

LESS MINORITY INTEREST	7,359,688	466,834

NET INCOME	10,368,661	518,800

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	1,196,827	405,053

COMPREHENSIVE INCOME	$11,565,488	$923,853

WEIGHTED AVERAGE NUMBER OF SHARES	31,704,912	31,250,000

EARNING PER SHARE, BASIC AND DILUTED	$0.33	$0.02

For more information, please contact:

Ross Warner
General Steel Holdings, Inc.
Tel: +86-10-5879-7346 (Beijing)
Email: ross@gshi-steel.com
Skype: ross.warner.generalsteel

Matthew Hayden
HC International, Inc.
Tel +1-858-704-5065
Email: matt@haydenir.com
Web: http://hcinternational.net

Source: General Steel Holdings, Inc.